--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 31, 2005

                          Republic First Bancorp, Inc.
                              --------------------
             (Exact name of Registrant as specified in its charter)

      Pennsylvania                      0-17007                23-2486815
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)

        1608 Walnut Street, Philadelphia, PA               19103
      (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:    (215) 735-4422


         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

Item 1.01.  Entry into Material Definitive Agreement.

         See disclosure under Item 2.01 below.

Item 2.01.  Completion of Acquisition or Disposition of Assets

         On January 31, 2005, the Registrant completed the spin off of all of its ownership interest in First Bank of Delaware ("FBD"), a wholly owned subsidiary. Shareholders who owned the Registrant's stock at the close of business on January 31, 2005 received one share of FBD's stock for each share of the Registrant they owned. Pursuant to the spin off, the Registrant and FBD entered into several agreements on January 31, 2005, including the Separation and Distribution Agreement and Tax Disaffiliation Agreement.

         The Separation and Distribution Agreement provides that on or prior to the distribution date, FBD authorized and issued to Registrant a number of FBD's shares of common stock equal to the total number of shares of the Registrant's common stock outstanding on January 19, 2005, the record date. The Registrant effected the distribution by delivering a certificate representing all of the shares of FBD's common stock that were to be issued in the distribution to the distribution agent. Effective as of January 31, 2005, the distribution date, each of the Registrant and FBD discharged the other from all liabilities against such other party. The Separation and Distribution Agreement also provides that the Registrant and FBD grant each other access to certain records and information in the possession of the other. The foregoing is a summary of the terms of this agreement and does not purport to describe all of the terms. The full text of the agreement is attached to this Current Report on Form 8-K as an exhibit.

         The Tax Disaffiliation Agreement sets out each party's rights and obligations with respect to deficiencies and refunds, if any, of federal, state, local or foreign taxes for periods before and after the distribution and related matters, such as the filing of tax returns and the conduct of IRS and other audits. Under the Tax Disaffiliation Agreement, FBD will indemnify the Registrant for any of FBD's allocable share of the liability for federal taxes of the Registrant prior to the distribution and any liability resulting from any income tax obligations of FBD with respect to any post-distribution tax period. The Registrant will indemnify FBD for any of the Registrant's allocable share of the liability for federal taxes prior to the distribution and any liability resulting from any income tax obligations of the Registrant with respect to any post-distribution tax period. The foregoing is a summary of the terms of this agreement and does not purport to describe all of the terms. The full text of the agreement is attached to this Current Report on Form 8-K as an exhibit.

Item 9.01.  Financial Statements and Exhibits.

         (c)      Exhibits

Number        Description of Document
------        -----------------------

10.1 Separation and Distribution Agreement between Republic First Bancorp, Inc. and Fist Bank of Delaware dated January 31, 2005.

10.2          Tax Disaffiliation Agreement between Republic First Bancorp, Inc.
              and First Bank of Delaware dated January 31, 2005.

99.1 Press Release issued January 31, 2005 with respect to expected closing of the spin off.

--------------------------------------------------------------------------------
                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Republic First Bancorp, Inc.
                                      (Registrant)

February 3, 2005                      By:     /s/ Paul Frenkiel
                                             -----------------------------
                                      Name:   Paul Frenkiel
                                      Title:  Chief Financial Officer